UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2010

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

1112 West Pender Street, Suite 602, Vancouver, BC  V6E 2S1
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 3, 2010, we issued an aggregate of 115,000 shares of our common stock to one director of our company and two consultants upon the exercise of an aggregate of 115,000 stock options for aggregate proceeds of $56,500.  Of the total, 40,000 of these shares were issued to one of our directors upon the exercise of stock options having an exercise price of $0.25, for total proceeds of $10,000.  The other 75,000 shares were issued to two consultants located in Argentina upon the exercise of an aggregate of 75,000 stock options having an exercise price of $0.62, for aggregate proceeds of $46,500.  All three of the people to whom we issued these shares are not U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) and each of these transactions took place outside of the United States and, in issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks
By:  Kenneth Hicks, President
Date: February 3, 2010